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                                                                   EXHIBIT 10.58

                                SECOND AMENDMENT

THIS SECOND AMENDMENT (the "AMENDMENT") is made and entered into as of July 8, 2004, by and between EOP-INDUSTRIAL PORTFOLIO, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LESSOR") and LA JOLLA PHARMACEUTICAL COMPANY, A DELAWARE CORPORATION ("LESSEE").

                                    RECITALS

A. Lessor (as successor in interest pursuant to merger with Spieker Properties, L.P., a California limited partnership, as successor in interest to WCB II-S BRD Limited Partnership, a Delaware limited partnership) and Lessee are parties to that certain standard industrial/commercial lease dated September 6, 1996, which lease has been previously amended by Acceptance of Space letter dated November 12, 1996 and First Amendment to Lease dated May 4, 2001 (collectively, the "LEASE"). Pursuant to the Lease, Lessor has leased to Lessee space currently containing approximately 16,800 square feet (the "PREMISES") in the building commonly known as Westridge I located at 6465 Nancy Ridge Drive, San Diego, California (the "BUILDING").

B. The Lease by its terms shall expire on JULY 31, 2004 ("PRIOR EXTENDED EXPIRATION DATE"), and the parties desire to extend the Lease for the Option Period (as defined in Section 39 of the Addendum attached to and made a part of the Lease), all on the following terms and conditions.

      NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1. EXTENSION. The Lease is hereby extended for a period of sixty (60) months and shall expire on JULY 31, 2009 ("SECOND EXTENDED EXPIRATION DATE"), unless sooner terminated in accordance with the terms of the Lease. The period commencing the day immediately following the Prior Extended Expiration Date ("SECOND EXTENSION DATE") and ending on the Second Extended Expiration Date shall be referred to herein as the "SECOND OPTION PERIOD".

2. BASE RENT. As of the Second Extension Date, the schedule of Base Rent payable with respect to the Premises during the Second Option Period is the following:

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
               PERIOD                  ANNUAL RATE PER SQUARE FOOT   MONTHLY BASE RENT
August 1, 2004 through July 31, 2005             $13.20                 $18,480.00
August 1, 2005 through July 31, 2006             $13.73                 $19,222.00
August 1, 2006 through July 31, 2007             $14.28                 $19,992.00
August 1, 2007 through July 31, 2008             $14.85                 $20,790.00
August 1, 2008 through July 31, 2009             $15.44                 $21,616.00

      All such Base Rent shall be payable by Lessee in accordance with the terms of the Lease.

3. ADDITIONAL SECURITY DEPOSIT. No additional security deposit shall be required in connection with this Amendment.

4. COMMON AREA OPERATING EXPENSES AND REAL PROPERTY TAXES. For the period commencing on the Second Extension Date and ending on the Second Extended Expiration Date, Lessee shall pay for Lessee's Share of Common Area Operating Expenses and Real Property Taxes in accordance with the terms of the Lease.

5.    IMPROVEMENTS TO PREMISES.

      5.01. CONDITION OF PREMISES. Lessee is in possession of the Premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Lessor to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in the Lease or this Amendment.

      5.02. RESPONSIBILITY FOR IMPROVEMENTS TO PREMISES. Any construction, alterations or improvements to the Premises shall be performed by Lessee at its sole cost and expense using contractors selected by Lessee and reasonably approved by Lessor and shall be governed in all respects by the provisions of the Lease.

6.    MISCELLANEOUS.

      6.01. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Lessee be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives

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            that may have been provided Lessee in connection with entering into the Lease, unless specifically set forth in this Amendment.

      6.02. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

      6.03. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

      6.04. Submission of this Amendment by Lessor is not an offer to enter into this Amendment. Lessor shall not be bound by this Amendment until Lessor has executed and delivered the same to Lessee.

      6.05. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

      6.06. Lessee hereby represents to Lessor that Lessee has dealt with no broker other than The Irving Hughes Group in connection with this Amendment. Lessee agrees to indemnify and hold Lessor, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "LESSOR RELATED PARTIES") harmless from all claims of any brokers other than The Irving Hughes Group claiming to have represented Lessee in connection with this Amendment. Lessor hereby represents to Lessee that Lessor has dealt with no broker in connection with this Amendment. Lessor agrees to indemnify and hold Lessee, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "LESSEE RELATED PARTIES") harmless from all claims of any brokers claiming to have represented Lessor in connection with this Amendment.

      6.07. Lessor and Lessee each represents that each signatory of this Amendment has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

      6.08. CALIFORNIA WAIVERS. Notwithstanding anything to the contrary contained in the Lease, Lessee hereby waives any and all rights under and benefits of subsection 1 of Section 1932, Sections 1941 and 1942 (Tenant's Repairs and Alterations), 1932(2) (Casualty Damage), and Section 1265.130 (Condemnation) of the California Code of Civil Procedure, or any similar or successor laws now or hereinafter in effect.

      6.09. Equity Office Properties Management Corp. ("EOPMC") is an affiliate of Lessor and represents only the Lessor in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with the Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Lessee solely in furtherance of consummating the transaction on behalf of Lessor, and not as agent for Lessee.

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      6.10. NO EXTENSION OR EXPANSION OPTIONS DURING THE SECOND OPTION PERIOD.
            The parties hereto acknowledge and agree that during the Second Option Period Lessee shall have no rights to extend the term of the Lease, or expand or contract the Premises. The parties agree that any rights existing in the Lease to extend the term of the Lease, or expand or contract the Premises shall be deleted in their entirety and are of no further force and effect.

      IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Amendment as of the day and year first above written.

                          LESSOR:

                          EOP-INDUSTRIAL PORTFOLIO, L.L.C.,
                          A DELAWARE LIMITED LIABILITY COMPANY

                          By: EOP Operating Limited Partnership, a
                              Delaware limited partnership, its sole member

                                 By: Equity Office Properties Trust, a
                                     Maryland real estate investment trust, its
                                     general partner

                                     By: /s/ Robert E. Dezzutti
                                         -------------------------------
                                     Name:  Robert E. Dezzutti
                                     Title: Senior Vice President

                          LESSEE:

                          LA JOLLA PHARMACEUTICAL COMPANY,
                          A DELAWARE CORPORATION

                          By: /s/ Steven B. Engle
                              ------------------------------------------
                          Name: Steven B. Engle
                          Title: Chairman and CEO
                          Tenant's FEIN: 33-0361285

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